Exhibit 99.1

Stronghold Digital Mining Announces Addition of 400 PH/s through Capital-Efficient Bitcoin Mining Agreement and Comments on Retirement of Co-Chairman William Spence

New Bitcoin mining agreement expected to increase delivered hash rate capacity to 3.6 EH/s by June 2023

NEW YORK, May 4, 2023– Stronghold Digital Mining, Inc. (NASDAQ: SDIG) (“Stronghold”, or the “Company”) today announced that it has entered into a new two-year hosting agreement with Cantaloupe Digital LLC, a subsidiary of Canaan, Inc. (“Canaan”).

Canaan Bitcoin Mining Agreement

On April 27, 2023, the Company signed a two-year hosting agreement with Cantaloupe Digital LLC, a subsidiary of Canaan, whereby Stronghold will operate 2,000 A1346 (110 TH/s per miner) and 2,000 A1246 (90 TH/s per miner) Bitcoin miners supplied by Canaan (the “Canaan Miners”), with total hash rate capacity of 400 PH/s (the “Canaan Bitcoin Mining Agreement”).

The Canaan Bitcoin Mining Agreement has the following key terms:

•	Two-year term, with no unilateral early termination option.

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Stronghold will receive 50% of the Bitcoin mined by the Canaan Miners and receive payments from Canaan equal to 55% of the net cost of power at the Company’s Panther Creek plant, in dollar-per-megawatt-hour terms, calculated on a monthly basis.

•
Stronghold will retain all upside associated with selling power to the grid, and, if Stronghold elects to curtail the Canaan Miners to sell power to the grid, Canaan will receive true-up payment that represent estimates of the Bitcoin mining revenue would have been generated had the miners not been curtailed.

•
The A1246 Bitcoin miners are to be installed by May 15, 2023, and the A1346 Bitcoin miners are to be installed by June 15, 2023. All 2,000 A1246 Bitcoin miners are currently on site and ready to be deployed.

“While we have emphasized our necessary deleveraging efforts over the last ten months, we think that the most meaningful measure of our work is the capital efficiency of our mining fleet today,” said Greg Beard, chairman and chief executive officer of Stronghold. “Since August, we have received or procured approximately 22,000 incremental miners, with hash rate capacity of approximately 2.2 EH/s, while investing approximately $15 million of incremental capital, which is approximately $7 per TH/s. We achieved this through opportunistic purchases of Bitcoin miners in a distressed market and through unique hosting agreements where we retain exposure to Bitcoin mining economics and power upside, consistent with our vertically integrated business model.

“Our previously announced consensual return of approximately 19,000 delivered and approximately 26,000 total miners, with hash rate capacity of approximately 1.8 EH/s and 2.5 EH/s, respectively, to our lender in August, in exchange for the extinguishment of $67 million of debt, understandably caused investors to question our growth prospects. Our recent actions should help to alleviate those concerns. We shed approximately 2.5 EH/s of hash rate capacity—that cost approximately $90 million and was financed with approximately $67 million of debt—and nearly replaced that capacity with more efficient miners, amounting to hash rate capacity of 2.2 EH/s, with only $15 million of incremental capital. Replacing $90 million of miners with $15 million of miners, while ending up with similar hash rate, dramatically improves capital efficiency and return on equity, all else equal. This Canaan agreement will bring us to approximately 3.6 EH/s of delivered hash rate capacity and leaves us with only a few thousand unutilized miner slots at our wholly owned data centers left to fill.”

William Spence Retirement

As previously disclosed, on March 29, 2023, the Company’s co-founder and former co-chairman William “Bill” Spence, announced his retirement and resignation from the Company’s board. Bill will continue to work with the Company in a reduced capacity via a recently agreed to consulting arrangement focused primarily on supporting the Company’s efforts related to reclamation, beneficial use ash, and carbon sequestration. Bill intends to spend his retirement with his family, including one grandchild and two more on the way.

“A native of Pennsylvania who grew up surrounded by the waste coal piles, Bill is a pioneer in the coal refuse-to-power and beneficial use ash markets and has spent decades trying to clean up one of the most environmentally neglected regions in the United States,” commented Mr. Beard. “We are extremely grateful for Bill’s vision, service, and leadership. We wish Bill all the best in his deserved retirement as he focuses on his family and health, but we are grateful that he will continue to work with Stronghold in areas that are passions for Bill and that represent significant opportunities for the Company.”

About Stronghold Digital Mining, Inc.

Stronghold is a vertically integrated Bitcoin mining company with an emphasis on environmentally beneficial operations. Stronghold houses its miners at its wholly owned and operated Scrubgrass Plant and Panther Creek Plant, both of which are low-cost, environmentally beneficial coal refuse power generation facilities in Pennsylvania.

Investor Contact:

Matt Glover or Jeff Grampp, CFA
Gateway Group, Inc.
SDIG@GatewayIR.com
1-949-574-3860

Media Contact:

contact@strongholddigitalmining.com

Forward Looking Statements:

The information, financial projections and other estimates contained herein contain “forward-looking” statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995, including, but not limited to statements regarding the anticipated performance of the Company as a result of the restructuring of the Company’s debt contemplated by the Amended Credit Agreement and closing of the previously announced exchange agreement with certain noteholders. Such  projections and estimates are as to future events and are not to be viewed as facts, and reflect various assumptions of management of the Company concerning the future performance of the Company and are subject to significant business, financial, economic, operating, competitive and other risks and uncertainties and contingencies (many of which are difficult to predict and beyond the control of the Company) that could cause actual results to differ materially from the statements and information included herein. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “overestimate,” “underestimate,” “believe,” “could,” “project,” “predict,” “continue,” “target” or other similar words or expressions. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Forward-looking statements may include statements about various risks and uncertainties, including those described under the heading "Risk Factors" as detailed from time to time in Stronghold’s reports filed with the SEC, including Stronghold’s annual report on Form 10-K, periodic quarterly reports on Form 10-Q, current reports on Form 8-K and other documents filed with the SEC. Such risk and uncertainties are not exclusive. Any forward-looking statements speak only as of the date of this communication. The Company does not undertake any obligation to update any forward-looking statements, whether as a result of new information or development, future events or otherwise, except as required by law. Readers are cautioned not to place undue reliance on any of these forward-looking statements. Additionally, descriptions herein of market conditions and opportunities are presented for informational purposes only; there can be no assurance that such conditions will actually occur or result in positive returns. Recipients of this communication should make their own investigations and evaluations of any information referenced herein.